SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 1, 2005
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SYNALLOY CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	Croft Industrial Park, P.O. Box 5627, Spartanburg, SC 29304	29304
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	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605
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INAPPLICABLE
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(Former name or former address if changed since last report)

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ITEM 8.01	Other Events

On December 23, 2004, the Synalloy Corporation ("the Registrant") entered into an agreement with Greenville Colorants, LLC, to sell certain of the assets associated with Registrant's Blackman Uhler, LLC dye business. The Registrant has now completed the sale to Greenville Colorants, LLC of its Blackman Uhler, LLC (the "LLC") dye business effective January 31, 2005. The terms include the sale of the inventory of the LLC along with certain equipment and other property associated with the business being sold, and the licensing of certain intellectual property, for a purchase price of $4,872,000 of which $4,022,000 was paid by closing, and the balance of $850,000 will be payable over time based on the operations of the purchaser. The LLC will recognize a net pretax loss of approximately $581,000 as a result of the transaction coming primarily from the write down of plant and equipment related to the business. With certain limited exceptions, Synalloy and its affiliates agree not to compete with the purchaser in the manufacture and sale of dyestuffs. Synalloy will toll product for the purchaser for limited periods following the closing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ GREGORY M. BOWIE
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Gregory M. Bowie
Vice President, Finance & Chief Financial Officer

Dated: February 7, 2005

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